Exhibit 99.1

F.N.B. Corporation Reports Fourth Quarter and Full Year 2016 Earnings

PITTSBURGH, Jan. 18, 2017 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported earnings for the fourth quarter of 2016 with net income available to common stockholders of $49.3 million, or $0.23 per diluted common share, including $0.01 per share in merger expense. Comparatively, third quarter of 2016 net income available to common stockholders totaled $50.2 million, or $0.24 per diluted common share, and fourth quarter of 2015 net income available to common stockholders totaled $37.1 million, or $0.21 per diluted common share. Net income available to common stockholders for the full year of 2016 totaled $162.9 million, or $0.78 per diluted common share, including $0.12 per share in merger expense, compared to net income available to common stockholders of $151.6 million, or $0.86 per diluted common share in 2015, including $0.01 per share in merger expense. Quarterly and full-year operating results are presented in the tables below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "We are pleased with the quarter's results and another outstanding year at FNB. Fourth quarter operating net income per diluted common share was $0.24 per share and increased 10% from the year-ago quarter. Full-year operating net income per diluted common share increased to $0.90 and we successfully integrated Metro Bancorp, Inc. and 17 Fifth Third branches during 2016. Our financial performance was highlighted by high-single digit organic loan and deposit growth, solid asset quality and continued growth in our fee-based businesses. These ongoing trends led to an outstanding year, as the full-year efficiency ratio improved 76 basis points to 55.4% compared to 2015."

Quarterly Results Summary	4Q16	3Q16	4Q15
Reported Results
Net income available to common stockholders ($ in millions)	$49.3	$50.2	$37.1
Net income per diluted common share	$0.23	$0.24	$0.21
Common equity to total assets (period-end)	11.28%	11.41%	11.33%
Book value per common share (period-end)	$11.68	$11.72	$11.34
Operating Results (non-GAAP)
Operating net income available to common stockholders ($ in millions)	$50.6	$50.4	$38.1
Operating net income per diluted common share	$0.24	$0.24	$0.22
Tangible common equity to tangible assets (period-end)	6.64%	6.69%	6.71%
Tangible book value per common share (period-end)	$6.53	$6.53	$6.38
Average Diluted Common Shares Outstanding (in 000's)	212,748	211,791	176,907

Full Year Results Summary	2016	2015
Reported Results
Net income available to common stockholders ($ in millions)	$162.9	$151.6
Net income per diluted common share	$0.78	$0.86
Operating Results (non-GAAP)
Operating net income available to common stockholders ($ in millions)	$187.7	$153.7
Operating net income per diluted common share	$0.90	$0.87
Average Diluted Common Shares Outstanding (in 000's)	207,769	176,339

Operating net income is a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See the Data Sheets included with the release for "Non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Fourth Quarter 2016 Highlights
(All comparisons refer to the third quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

  Organic growth in total average loans was $179 million, or 4.9% annualized, with average consumer loan growth of $154 million, or 10.3% annualized (including residential mortgage, direct and indirect installment and home-equity related products), and average commercial loan growth of $26 million, or 1.2% annualized
  On an organic basis, average total deposits increased $296 million, or 7.5% annualized, with organic growth in average non-interest bearing deposits of $103 million, or 10.1% annualized.
  The reported net interest margin (FTE) (non-GAAP) narrowed 1 basis point to 3.35%, compared to 3.36% in the prior quarter. The core net interest margin (FTE) (non-GAAP) was stable at 3.32% due to $1.5 million of accretable yield benefit, compared to 3.32% and $1.9 million of benefit in the prior quarter.
  The efficiency ratio on an operating basis (non-GAAP) was 55.4%, compared to 54.4% in the prior quarter and 56.3% in the year-ago quarter.
  Credit quality results reflect improved non-performing asset levels and slightly increased total delinquency levels. Net originated charge-offs were 0.38% annualized of total average originated loans, compared to 0.41% annualized in the third quarter of 2016 and 0.25% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio (non-GAAP) was 6.64% at December 31, 2016, compared to 6.69% at September 30, 2016. The tangible book value per common share (non-GAAP) was $6.53 at December 31, 2016, which was the same at September 30, 2016.

Fourth Quarter 2016 Results – Comparison to Prior Quarter
(All comparisons refer to the third quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

Net Interest Income/Loans/Deposits
Net interest income totaled $159.3 million, increasing $1.8 million or 1.1%. The reported net interest margin (FTE) (non-GAAP) narrowed one basis point to 3.35%, compared to 3.36%. The core net interest margin (FTE) (non-GAAP) remained stable at 3.32%, as asset yields and cost of funds remained at the same levels as the prior quarter. Total average earning assets increased $254 million or 1.3%, due to continued loan growth of $179 million and $123 million of growth in the securities portfolio.

Average loans totaled $14.8 billion and increased $179 million, or 4.9% annualized, due to growth in the consumer and commercial portfolios. Average consumer loan growth was $154 million, or 10.3% annualized, led by strong demand and increased origination volume in residential mortgage and indirect auto loans. Average commercial loan growth totaled $26 million or 1.2% annualized, as growth in originated commercial loans was offset by pre-payment activity in the acquired portfolio.

Average deposits totaled $16.0 billion and increased $296 million, or 7.5% annualized. The deposit growth was led by growth in total interest checking and money market accounts and growth in low-cost non-interest bearing deposit accounts of $103 million, or 10.1% annualized, due to seasonally higher balances.

Non-Interest Income
Non-interest income totaled $51.1 million, decreasing $2.2 million, or 4.1%. The decrease in non-interest income was due mainly to lower bank-owned life insurance income of $1.1 million and $0.4 million lower insurance commissions as the third quarter had higher seasonal revenues related to the timing of renewals. This was partially offset by solid performance in mortgage banking and capital markets (defined as swap income, international banking income and syndications income). The increase in mortgage banking income was attributable to the increased production volume. Capital Markets' solid performance was due to deepening relationships with commercial customers across the entire footprint. Non-interest income equaled 24% of total revenue.

Non-Interest Expense
Non-interest expense totaled $123.8 million, increasing $2.8 million, or 2.3%, and included a $1.4 million increase in merger expense compared to $0.3 million in the prior quarter, and a $1.2 million increase in other real estate owned expense due to higher write-downs. Excluding merger expenses, adjusted non-interest expense would have increased $1.4 million, or 1.2%. The $3.0 million increase in other expense was attributable to seasonally higher marketing costs and higher outside service expense, which was partially offset by a $2.0 million decrease in amortization of intangibles. The efficiency ratio (non-GAAP) was 55.4%, compared to 54.4% in the prior quarter.

Credit Quality
Credit quality results remain satisfactory with improved non-performing asset levels. The ratio of non-performing loans and OREO to total loans and OREO improved 13 basis points to 0.79% and, for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 17 basis points to 0.91%. Total delinquency levels increased slightly, and total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, increased 4 basis points to 1.04%, compared to 1.00% at September 30, 2016.

Net charge-offs totaled $11.5 million, or 0.31% annualized of total average loans compared to $12.1 million, or 0.33% annualized. For the originated portfolio, net charge-offs were $11.8 million, or 0.38% annualized of total average originated loans, compared to $12.3 million or 0.41% annualized. The ratio of the allowance for loan losses to total originated loans decreased 3 basis points from September 30, 2016 to 1.20% at December 31, 2016, reflecting utilization of previously-established reserves. The total provision for loan losses totaled $12.7 million, compared to $14.6 million in the prior quarter.

Full Year 2016 Results – Comparison to Prior Year
(All comparisons refer to the full year of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

Results include the impact from the acquisition of 17 Fifth Third Bank branches (Fifth Third) on April 22, 2016, Metro Bancorp, Inc. (METR) on February 13, 2016, and five Bank of America branches (BofA) on September 19, 2015.

Net Interest Income/Loans/Deposits
Net interest income totaled $611.5 million, increasing $113.3 million, or 22.7%, reflecting average earning asset growth of $3.6 billion, or 24.6%. The net interest margin (FTE) (non-GAAP) was 3.38%, compared to 3.42%. The core net interest margin (FTE) (non-GAAP) narrowed 5 basis points to 3.34%, reflecting $1.7 million of greater accretable yield benefit. The core net interest margin (FTE) (non-GAAP) narrowing reflects the lower interest rate environment for the full year of 2016 and competitive landscape for earning assets.

Average loans totaled $14.3 billion, an increase of $2.6 billion, or 22.4%, due to the benefit from continued organic loan growth and the previously mentioned acquired balances. Organic growth in total average loans equaled $929 million, or 8.0%. Organic growth in average commercial loans totaled $485 million, or 7.4%, and organic growth in average consumer loans was $437 million, or 8.6%. Total organic commercial loan growth was led by the Pittsburgh, Baltimore and Cleveland markets. The increased number of opportunities concentrated in Baltimore and Cleveland led to market share gains within these regions. Total average consumer loan growth was led by strong growth in residential mortgage and indirect auto loans, as well as solid growth in home-equity related loans. Average deposits totaled $15.4 billion and increased $3.2 billion, or 26.5%, due to average organic growth of $887 million or 7.2%, and the benefit from acquired balances. On an organic basis, average total transaction deposits increased $1.0 billion or 10.5%. Total loans as a percentage of deposits was 92.7% at December 31, 2016.

Non-Interest Income
Non-interest income totaled $201.8 million, increasing $39.4 million or 24.2%. Non-interest income reflects the benefit of the previously mentioned acquisitions and continued organic growth from capital markets, mortgage banking and insurance.

Non-Interest Expense
Non-interest expense totaled $511.1 million, increasing $120.6 million, or 30.9%. Full year 2016 included merger expenses of $37.4 million and a $2.6 million impairment charge on acquired other assets. Absent these items and merger expenses of $3.0 million in 2015, total adjusted non-interest expense increased $83.6 million, or 21.6%, compared to 2015, with the increase primarily attributable to the expanded operations from the previously mentioned acquisitions. The efficiency ratio (non-GAAP) was 55.4%, improved from 56.1% in 2015.

Credit Quality
Credit quality results continued to reflect solid performance with improvement in total non-performing loan trends. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 0.91%, compared to 0.99%. Total originated delinquency increased 11 basis points to 1.04% at December 31, 2016.

Net charge-offs for the full year of 2016 totaled $39.7 million, or 0.28% of total average loans, compared to 0.21% in the prior year. Net originated charge-offs were 0.34% of total average originated loans, compared to 0.24%. For the originated portfolio, the allowance for loan losses to total originated loans was 1.20%, compared to 1.23% at December 31, 2015. The ratio of the allowance for loan losses to total loans decreased 10 basis points to 1.06%, with the movement due to additional loan balances from acquisitions without a corresponding allowance for loan losses in accordance with accounting for business combinations. The total provision for loan losses was $55.8 million, compared to $40.4 million in the prior year, reflecting the increase in net charge-offs and strong originated loan growth.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP) was 6.64%, compared to 6.69% at September 30, 2016. Book value per common share decreased to $11.68, from $11.72 at September 30, 2016. Tangible book value per common share (non-GAAP) was $6.53, the same as September 30, 2016, and increased $0.15 from $6.38 at December 31, 2015. The common dividend payout ratio for the full year of 2016 was 62.4%.

Non-GAAP Financial Measures and Key Performance Indicators
We use non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, net interest margin and core net interest margin to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. The Data Sheets appended to this release contain the Non-GAAP measures under the sub-heading, "Non-GAAP Financial Measures and Key Performance Indicators." Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures and Key Performance Indicators."

Operating net income available to common stockholders is a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See the Data Sheets that follow for additional information.

We believe merger expenses are not organic costs to run our operations and facilities. These charges represent expenses to satisfy contractual obligations of acquired entities without any useful benefit to us and to convert and consolidate the entity's records onto our platforms. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

For the calculation of net interest margin and the efficiency ratio, net interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35.0% for each period presented. We use these measures to provide an economic view believed to be the preferred industry measurement for these items and provides relevant comparison between taxable and non-taxable amounts.

Conference Call
The Company's President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Thursday, January 19, 2017, at 10:30 AM ET.

Participants are encouraged to pre-register for the conference call at http://dpregister.com/10098259. Callers who pre-register will be provided a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Dial-in Access: The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.

Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Shareholder and Investor Relations" section of the Corporation's website at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.

Presentation Materials: Presentation slides and the earnings release will also be available on the Corporation's website on the "About Us" section of our corporate website at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call until midnight ET on Thursday, January 26, 2017. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10098259. Following the call, a transcript and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's website at www.fnbcorporation.com.

About F.N.B. Corporation F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company. On a combined, pro forma basis, giving effect to the proposed acquisition of Yadkin Financial Corporation (Yadkin), FNB will operate in eight states and seven major metropolitan areas. FNB holds a significant retail deposit market share in Pittsburgh, Pennsylvania; Baltimore, Maryland; and Cleveland, Ohio; and, assuming the Yadkin acquisition is completed, will add Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. If the proposed Yadkin acquisition is completed (the proposed Transaction), the Company will have total pro forma assets of nearly $30 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina.

Completion of the proposed Transaction is subject to regulatory approval and satisfaction of customary closing conditions. FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

Additional Information About the Proposed Transaction and Where to Find It
Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed Transaction with Yadkin Financial Corporation, F.N.B. Corporation has filed with the SEC a Registration Statement on Form S-4 (File No. 333-213776) and other relevant documents concerning the proposed Transaction.

SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Registration Statement and other relevant materials, and any other documents F.N.B. and Yadkin have filed with the SEC, may be obtained free of charge at the SEC's internet site, http://www.sec.gov. Copies of the documents F.N.B. has filed with the SEC may be obtained, free of charge, by contacting James G. Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and copies of the documents Yadkin has filed with the SEC may be obtained free of charge at Yadkin's website at www.yadkinbank.com.

Cautionary Statement Regarding Forward-Looking Information
This document contains forward-looking statements which may contain FNB's expectations or predictions of future financial or business performance or conditions, or otherwise anticipate the closing date of the proposed Transaction. This document/communication/information may also contain certain forward-looking statements, including certain plans, goals, projections and statements about the proposed Transaction, plans relative to the proposed Transaction, objectives, expectations and intentions regarding the proposed Transaction, the expected timing of the completion of the proposed Transaction, and other statements that are not historical facts. Forward-looking statements, that do not describe historical or current facts, typically are identified by words such as, "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The forward-looking statements are intended to be subject to the safe harbor provided under Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Act of 1995.

In addition to factors previously disclosed in FNB's reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the FNB and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the transaction; changes in asset quality and credit risk; changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FNB products and services; potential difficulties encountered by FNB in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of FNB's business strategies, including market acceptance of any new products or services; and implementation of FNB's banking culture, philosophy and strategies.

Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the proposed Transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the proposed Transaction are not realized when expected or at all, or the transaction is delayed or does not close due to unanticipated circumstances, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the economic conditions and competitive factors in the areas where FNB does business; the possibility that the proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed Transaction; and other factors that may affect future results of FNB. There is no assurance that any of the risks, uncertainties or risk factors identified herein is complete and actual results or events may differ materially from those expressed or implied in the forward-looking statements contained in this document.

Additional factors that could cause results to differ materially from those described above can be found in FNB's Annual Report on Form 10-K for the year ended December 31, 2015, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, June 30 and September 30, 2016, each of which is on file with the SEC and available in the "Investor Relations & Shareholder Services" section of FNB's website, www.fnbcorporation.com, under the heading "Reports and Filings" and in other documents FNB files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. FNB assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				4Q16 -	4Q16 -
Statement of earnings	4Q16	3Q16	4Q15	3Q16	4Q15
Interest income	$177,168	$175,110	$140,781	1.2	25.8
Interest expense	17,885	17,604	13,448	1.6	33.0
Net interest income	159,283	157,506	127,333	1.1	25.1
Provision for credit losses	12,705	14,639	12,664	-13.2	0.3
Net interest income after provision	146,578	142,867	114,669	2.6	27.8

Service charges	25,605	25,756	18,739	-0.6	36.6
Trust income	5,218	5,268	5,131	-0.9	1.7
Insurance commissions and fees	4,436	4,866	3,919	-8.8	13.2
Securities commissions and fees	3,068	3,404	3,684	-9.9	-16.7
Mortgage banking operations	4,194	3,564	1,880	17.7	123.2
Net securities gains	116	299	503	n/m	n/m
Other	8,429	10,083	9,261	-16.4	-9.0
Total non-interest income	51,066	53,240	43,117	-4.1	18.4

Salaries and employee benefits	61,117	60,927	50,509	0.3	21.0
Occupancy and equipment	19,736	20,367	16,551	-3.1	19.2
FDIC insurance	4,858	5,274	3,258	-7.9	49.1
Amortization of intangibles	1,602	3,571	2,157	-55.1	-25.7
Other real estate owned	2,401	1,172	849	104.8	182.6
Merger, acquisition and severance-related	1,649	299	1,350	n/m	n/m
Other	32,443	29,440	26,572	10.2	22.1
Total non-interest expense	123,806	121,050	101,246	2.3	22.3

Income before income taxes	73,838	75,057	56,540	-1.6	30.6
Income taxes	22,547	22,889	17,418	-1.5	29.4
Net income	51,291	52,168	39,122	-1.7	31.1
Preferred stock dividends	2,011	2,010	2,011
Net income available to common stockholders	$49,280	$50,158	$37,111	-1.8	32.8

Earnings per common share:
Basic	$0.23	$0.24	$0.21	-4.2	9.5
Diluted	$0.23	$0.24	$0.21	-4.2	9.5

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$49,280	$50,158	$37,111
Merger, acquisition and severance costs	1,649	299	1,350
Tax benefit of merger, acquisition and severance costs	(341)	(105)	(359)
Operating net income available to common stockholders (non-GAAP)	$50,588	$50,352	$38,102	0.5	32.8

Net income per diluted common share	$0.23	$0.24	$0.21
Effect of merger, acquisition and severance costs	0.01	0.00	0.01
Tax benefit of merger, acquisition and severance costs	(0.00)	(0.00)	(0.00)
Operating net income per diluted common share (non-GAAP)	$0.24	$0.24	$0.22	0.0	9.1

Common stock data
Average diluted shares outstanding	212,748,337	211,790,730	176,906,938	0.5	20.3
Period end shares outstanding	211,059,547	210,224,194	175,441,670	0.4	20.3
Book value per common share	$11.68	$11.72	$11.34	-0.4	3.0
Tangible book value per common share (1)	$6.53	$6.53	$6.38	0.1	2.4
Dividend payout ratio (common)	51.82%	50.69%	57.08%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
Statement of earnings	2016	2015	Variance
Interest income	$678,963	$546,795	24.2
Interest expense	67,451	48,573	38.9
Net interest income	611,512	498,222	22.7
Provision for credit losses	55,752	40,441	37.9
Net interest income after provision	555,760	457,781	21.4

Service charges	99,033	70,698	40.1
Trust income	21,173	20,934	1.1
Insurance commissions and fees	18,328	16,270	12.6
Securities commissions and fees	13,468	13,642	-1.3
Mortgage banking operations	12,106	8,619	40.5
Net securities gains	712	822	n/m
Other	36,941	31,425	17.6
Total non-interest income	201,761	162,410	24.2

Salaries and employee benefits	239,798	201,968	18.7
Occupancy and equipment	78,132	65,539	19.2
FDIC insurance	19,203	12,888	49.0
Amortization of intangibles	11,210	8,305	35.0
Other real estate owned	5,154	4,637	11.1
Merger, acquisition and severance-related	37,439	3,033	n/m
Other	120,197	94,179	27.6
Total non-interest expense	511,133	390,549	30.9

Income before income taxes	246,388	229,642	7.3
Income taxes	75,497	69,993	7.9
Net income	170,891	159,649	7.0
Preferred stock dividends	8,041	8,041
Net income available to common stockholders	$162,850	$151,608	7.4

Earnings per common share:
Basic	$0.79	$0.87	-9.2
Diluted	$0.78	$0.86	-9.3

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$162,850	$151,608
Merger, acquisition and severance costs	37,439	3,033
Tax benefit of merger, acquisition and severance costs	(12,550)	(948)
Operating net income available to common stockholders (non-GAAP)	$187,739	$153,693	22.2

Net income per diluted common share	$0.78	$0.86
Effect of merger, acquisition and severance costs	0.18	0.02
Tax benefit of merger, acquisition and severance costs	(0.06)	(0.01)
Operating net income per diluted common share (non-GAAP)	$0.90	$0.87	3.4

Common stock data
Average diluted shares outstanding	207,768,609	176,338,953	17.8
Period end shares outstanding	211,059,547	175,441,670	20.3
Book value per common share	$11.68	$11.34	3.0
Tangible book value per common share (1)	$6.53	$6.38	2.4
Dividend payout ratio (common)	62.43%	55.74%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				4Q16 -	4Q16 -
Balance Sheet (at period end)	4Q16	3Q16	4Q15	3Q16	4Q15
Assets
Cash and due from banks	$303,526	$326,599	$207,399	-7.1	46.3
Interest bearing deposits with banks	67,881	118,651	281,720	-42.8	-75.9
Cash and cash equivalents	371,407	445,250	489,119	-16.6	-24.1
Securities available for sale	2,231,987	2,077,616	1,630,567	7.4	36.9
Securities held to maturity	2,337,342	2,249,245	1,637,061	3.9	42.8
Residential mortgage loans held for sale	11,908	17,862	4,781	-33.3	149.1
Loans and leases, net of unearned income	14,896,943	14,773,446	12,190,440	0.8	22.2
Allowance for credit losses	(158,059)	(156,894)	(142,012)	0.7	11.3
Net loans and leases	14,738,884	14,616,552	12,048,428	0.8	22.3
Premises and equipment, net	243,956	228,622	159,080	6.7	53.4
Goodwill	1,032,129	1,022,006	833,086	1.0	23.9
Core deposit and other intangible assets, net	67,327	81,646	45,644	-17.5	47.5
Bank owned life insurance	330,152	327,874	308,192	0.7	7.1
Other assets	479,725	517,241	401,704	-7.3	19.4
Total Assets	$21,844,817	$21,583,914	$17,557,662	1.2	24.4

Liabilities
Deposits:
Non-interest bearing demand	$4,205,337	$4,082,145	$3,059,949	3.0	37.4
Interest bearing demand	6,931,381	7,032,744	5,311,589	-1.4	30.5
Savings	2,352,434	2,299,408	1,786,459	2.3	31.7
Certificates and other time deposits	2,576,495	2,562,587	2,465,466	0.5	4.5
Total Deposits	16,065,647	15,976,884	12,623,463	0.6	27.3
Short-term borrowings	2,503,010	2,236,105	2,048,896	11.9	22.2
Long-term borrowings	539,494	587,500	641,480	-8.2	-15.9
Other liabilities	165,049	212,845	147,641	-22.5	11.8
Total Liabilities	19,273,200	19,013,334	15,461,480	1.4	24.7

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	2,125	2,117	1,766	0.4	20.3
Additional paid-in capital	2,234,366	2,223,530	1,808,210	0.5	23.6
Retained earnings	304,397	280,654	243,217	8.5	25.2
Accumulated other comprehensive loss	(61,369)	(27,852)	(51,133)	120.3	20.0
Treasury stock	(14,784)	(14,751)	(12,760)	0.2	15.9
Total Stockholders' Equity	2,571,617	2,570,580	2,096,182	0.0	22.7
Total Liabilities and Stockholders' Equity	$21,844,817	$21,583,914	$17,557,662	1.2	24.4

Selected average balances
Total assets	$21,609,635	$21,386,156	$17,076,285	1.0	26.5
Earning assets	19,299,292	19,045,481	15,232,868	1.3	26.7
Interest bearing deposits with banks	93,481	140,713	53,777	-33.6	73.8
Securities	4,363,935	4,240,563	3,155,624	2.9	38.3
Residential mortgage loans held for sale	21,639	22,476	9,182	-3.7	135.7
Loans and leases, net of unearned income	14,820,237	14,641,729	12,014,285	1.2	23.4
Allowance for credit losses	158,542	158,901	139,571	-0.2	13.6
Goodwill and intangibles	1,101,797	1,104,328	879,039	-0.2	25.3
Deposits	15,967,990	15,671,857	12,787,550	1.9	24.9
Short-term borrowings	2,316,169	2,303,389	1,382,073	0.6	67.6
Long-term borrowings	544,236	616,141	640,573	-11.7	-15.0
Total stockholders' equity	2,573,768	2,562,693	2,099,591	0.4	22.6
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
Balance Sheet (at period end)	2016	2015	Variance
Assets
Cash and due from banks	$303,526	$207,399	46.3
Interest bearing deposits with banks	67,881	281,720	-75.9
Cash and cash equivalents	371,407	489,119	-24.1
Securities available for sale	2,231,987	1,630,567	36.9
Securities held to maturity	2,337,342	1,637,061	42.8
Residential mortgage loans held for sale	11,908	4,781	149.1
Loans and leases, net of unearned income	14,896,943	12,190,440	22.2
Allowance for credit losses	(158,059)	(142,012)	11.3
Net loans and leases	14,738,884	12,048,428	22.3
Premises and equipment, net	243,956	159,080	53.4
Goodwill	1,032,129	833,086	23.9
Core deposit and other intangible assets, net	67,327	45,644	47.5
Bank owned life insurance	330,152	308,192	7.1
Other assets	479,725	401,704	19.4
Total Assets	$21,844,817	$17,557,662	24.4

Liabilities
Deposits:
Non-interest bearing demand	$4,205,337	$3,059,949	37.4
Interest bearing demand	6,931,381	5,311,589	30.5
Savings	2,352,434	1,786,459	31.7
Certificates and other time deposits	2,576,495	2,465,466	4.5
Total Deposits	16,065,647	12,623,463	27.3
Short-term borrowings	2,503,010	2,048,896	22.2
Long-term borrowings	539,494	641,480	-15.9
Other liabilities	165,049	147,641	11.8
Total Liabilities	19,273,200	15,461,480	24.7

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	2,125	1,766	20.3
Additional paid-in capital	2,234,366	1,808,210	23.6
Retained earnings	304,397	243,217	25.2
Accumulated other comprehensive loss	(61,369)	(51,133)	20.0
Treasury stock	(14,784)	(12,760)	15.9
Total Stockholders' Equity	2,571,617	2,096,182	22.7
Total Liabilities and Stockholders' Equity	$21,844,817	$17,557,662	24.4

Selected average balances
Total assets	$20,677,717	$16,606,147	24.5
Earning assets	18,438,962	14,797,502	24.6
Interest bearing deposits with banks	116,769	70,116	66.5
Securities	4,040,636	3,068,871	31.7
Residential mortgage loans held for sale	16,525	7,773	112.6
Loans and leases, net of unearned income	14,265,032	11,650,742	22.4
Allowance for credit losses	152,751	133,508	14.4
Goodwill and intangibles	1,070,411	876,773	22.1
Deposits	15,375,254	12,153,608	26.5
Short-term borrowings	1,975,742	1,664,143	18.7
Long-term borrowings	616,283	566,914	8.7
Total stockholders' equity	2,499,976	2,072,170	20.6
Preferred stockholders' equity	106,882	106,882	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				4Q16 -	4Q16 -
	4Q16	3Q16	4Q15	3Q16	4Q15
Performance ratios
Return on average equity	7.93%	8.10%	7.39%
Return on average tangible equity (1)	14.14%	14.87%	13.20%
Return on average tangible common equity (1)	14.66%	15.45%	13.75%
Return on average assets	0.94%	0.97%	0.91%
Return on average tangible assets (1)	1.02%	1.08%	1.00%
Net interest margin (FTE) (1) (2)	3.35%	3.36%	3.38%
Yield on earning assets (FTE) (1) (2)	3.72%	3.72%	3.73%
Cost of interest-bearing liabilities	0.48%	0.48%	0.45%
Cost of funds	0.38%	0.38%	0.36%
Efficiency ratio (1)	55.38%	54.38%	56.32%
Effective tax rate	30.54%	30.50%	30.81%

Capital ratios
Equity / assets (period end)	11.77%	11.91%	11.94%
Common equity / assets (period end)	11.28%	11.41%	11.33%
Leverage ratio	7.70%	7.63%	8.14%
Tangible equity / tangible assets (period end) (1)	7.16%	7.22%	7.35%
Tangible common equity / tangible assets (period end) (1)	6.64%	6.69%	6.71%

Balances at period end
Loans and Leases:
Commercial real estate	$5,435,162	$5,367,291	$4,109,056	1.3	32.3
Commercial and industrial	3,042,781	3,088,405	2,601,722	-1.5	17.0
Commercial leases	196,636	195,271	204,553	0.7	-3.9
Commercial loans and leases	8,674,579	8,650,967	6,915,331	0.3	25.4
Direct installment	1,844,399	1,837,395	1,706,636	0.4	8.1
Residential mortgages	1,844,574	1,779,867	1,395,971	3.6	32.1
Indirect installment	1,196,313	1,150,812	996,729	4.0	20.0
Consumer LOC	1,301,200	1,303,223	1,137,255	-0.2	14.4
Other	35,878	51,182	38,518	-29.9	-6.9
Total loans and leases	$14,896,943	$14,773,446	$12,190,440	0.8	22.2

Deposits:
Non-interest bearing deposits	$4,205,337	$4,082,145	$3,059,949	3.0	37.4
Interest bearing demand	6,931,381	7,032,744	5,311,589	-1.4	30.5
Savings	2,352,434	2,299,408	1,786,459	2.3	31.7
Certificates of deposit and other time deposits	2,576,495	2,562,587	2,465,466	0.5	4.5
Total deposits	$16,065,647	$15,976,884	$12,623,463	0.6	27.3

Average balances
Loans and Leases:
Commercial real estate	$5,390,877	$5,343,485	$4,007,628	0.9	34.5
Commercial and industrial	3,065,593	3,084,005	2,546,539	-0.6	20.4
Commercial leases	194,111	196,600	201,201	-1.3	-3.5
Commercial loans and leases	8,650,581	8,624,090	6,755,368	0.3	28.1
Direct installment	1,837,505	1,834,558	1,702,617	0.2	7.9
Residential mortgages	1,807,086	1,721,162	1,393,416	5.0	29.7
Indirect installment	1,169,559	1,109,047	983,028	5.5	19.0
Consumer LOC	1,299,832	1,295,035	1,134,005	0.4	14.6
Other	55,674	57,837	45,851	-3.7	21.4
Total loans and leases	$14,820,237	$14,641,729	$12,014,285	1.2	23.4

Deposits:
Non-interest bearing deposits	$4,123,539	$4,021,023	$3,025,773	2.5	36.3
Interest bearing demand	6,972,890	6,772,963	5,486,974	3.0	27.1
Savings	2,310,901	2,289,836	1,764,600	0.9	31.0
Certificates of deposit and other time deposits	2,560,660	2,588,035	2,510,203	-1.1	2.0
Total deposits	$15,967,990	$15,671,857	$12,787,550	1.9	24.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2016	2015	Variance
Performance ratios
Return on average equity	6.84%	7.70%
Return on average tangible equity (1)	12.49%	13.84%
Return on average tangible common equity (1)	12.89%	14.46%
Return on average assets	0.83%	0.96%
Return on average tangible assets (1)	0.92%	1.06%
Net interest margin (FTE) (1) (2)	3.38%	3.42%
Yield on earning assets (FTE) (1) (2)	3.74%	3.75%
Cost of interest-bearing liabilities	0.48%	0.42%
Cost of funds	0.37%	0.34%
Efficiency ratio (1)	55.36%	56.12%
Effective tax rate	30.64%	30.48%

Capital ratios
Equity / assets (period end)	11.77%	11.94%
Common equity / assets (period end)	11.28%	11.33%
Leverage ratio	7.70%	8.14%
Tangible equity / tangible assets (period end) (1)	7.16%	7.35%
Tangible common equity / tangible assets (period end) (1)	6.64%	6.71%

Balances at period end
Loans and Leases:
Commercial real estate	$5,435,162	$4,109,056	32.3
Commercial and industrial	3,042,781	2,601,722	17.0
Commercial leases	196,636	204,553	-3.9
Commercial loans and leases	8,674,579	6,915,331	25.4
Direct installment	1,844,399	1,706,636	8.1
Residential mortgages	1,844,574	1,395,971	32.1
Indirect installment	1,196,313	996,729	20.0
Consumer LOC	1,301,200	1,137,255	14.4
Other	35,878	38,518	-6.9
Total loans and leases	$14,896,943	$12,190,440	22.2

Deposits:
Non-interest bearing deposits	$4,205,337	$3,059,949	37.4
Interest bearing demand	6,931,381	5,311,589	30.5
Savings	2,352,434	1,786,459	31.7
Certificates of deposit and other time deposits	2,576,495	2,465,466	4.5
Total deposits	$16,065,647	$12,623,463	27.3

Average balances
Loans and Leases:
Commercial real estate	$5,229,327	$3,888,261	34.5
Commercial and industrial	2,971,756	2,452,538	21.2
Commercial leases	199,083	191,070	4.2
Commercial loans and leases	8,400,166	6,531,869	28.6
Direct installment	1,807,024	1,675,856	7.8
Residential mortgages	1,651,143	1,336,212	23.6
Indirect installment	1,082,915	940,834	15.1
Consumer LOC	1,270,713	1,119,719	13.5
Other	53,071	46,252	14.7
Total loans and leases	$14,265,032	$11,650,742	22.4

Deposits:
Non-interest bearing deposits	$3,884,941	$2,832,982	37.1
Interest bearing demand	6,652,953	5,040,102	32.0
Savings	2,237,020	1,714,587	30.5
Certificates of deposit and other time deposits	2,600,341	2,565,937	1.3
Total deposits	$15,375,254	$12,153,608	26.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				4Q16 -	4Q16 -
Asset Quality Data	4Q16	3Q16	4Q15	3Q16	4Q15
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$65,479	$74,828	$49,897	-12.5	31.2
Restructured loans	20,428	20,638	22,028	-1.0	-7.3
Non-performing loans	85,907	95,466	71,925	-10.0	19.4
Other real estate owned (OREO) (4)	32,490	40,523	38,918	-19.8	-16.5
Total non-performing assets	$118,397	$135,989	$110,843	-12.9	6.8

Non-performing loans / total loans and leases	0.58%	0.65%	0.59%
Non-performing loans / total originated loans and leases (5)	0.66%	0.76%	0.64%
Non-performing loans + OREO / total loans and leases + OREO	0.79%	0.92%	0.91%
Non-performing loans + OREO / total originated loans and
leases + OREO (5)	0.91%	1.08%	0.99%
Non-performing assets / total assets	0.54%	0.63%	0.63%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$150,514	$148,719	$129,619	1.2	16.1
Provision for credit losses	12,126	14,072	12,387	-13.8	-2.1
Net loan charge-offs	(11,848)	(12,277)	(6,721)	-3.5	76.3
Allowance for credit losses (originated portfolio) (5)	150,792	150,514	135,285	0.2	11.5

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	6,380	5,650	6,564	12.9	-2.8
Provision for credit losses	579	567	277	2.1	109.0
Net loan (charge-offs)/recoveries	308	163	(114)	89.0	-370.2
Allowance for credit losses (acquired portfolio) (6)	7,267	6,380	6,727	13.9	8.0

Total allowance for credit losses	$158,059	$156,894	$142,012	0.7	11.3

Allowance for credit losses / total loans and leases	1.06%	1.06%	1.16%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.20%	1.23%	1.23%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	182.75%	163.36%	190.64%
Net loan charge-offs (annualized) / total average loans and leases	0.31%	0.33%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and leases (5)	0.38%	0.41%	0.25%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$59,850	$43,071	$46,683	39.0	28.2
Loans 90+ days past due	9,113	6,906	6,864	32.0	32.8
Non-accrual loans	62,083	71,498	48,934	-13.2	26.9
Total past due and non-accrual loans	$131,046	$121,475	$102,481	7.9	27.9

Total past due and non-accrual loans / total originated loans	1.04%	1.00%	0.93%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$24,210	$29,087	$15,034	-16.8	61.0
Loans 90+ days past due	40,524	42,584	29,878	-4.8	35.6
Non-accrual loans	3,396	3,330	963	n/m	n/m
Total past due and non-accrual loans	$68,130	$75,001	$45,875	-9.2	48.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
Asset Quality Data	2016	2015	Variance
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$65,479	$49,897	31.2
Restructured loans	20,428	22,028	-7.3
Non-performing loans	85,907	71,925	19.4
Other real estate owned (OREO) (4)	32,490	38,918	-16.5
Non-performing loans and OREO	118,397	110,843	6.8
Non-performing investments	0	0	n/m
Total non-performing assets	$118,397	$110,843	6.8

Non-performing loans / total loans and leases	0.58%	0.59%
Non-performing loans / total originated loans and leases (5)	0.66%	0.64%
Non-performing loans + OREO / total loans and leases + OREO	0.79%	0.91%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	0.91%	0.99%
Non-performing assets / total assets	0.54%	0.63%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$135,285	$117,952	14.7
Provision for credit losses	55,422	41,484	33.6
Net loan charge-offs	(39,915)	(24,151)	65.3
Allowance for credit losses (originated portfolio) (5)	150,792	135,285	11.5

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	6,727	7,974	-15.6
Provision for credit losses	330	(1,043)	-131.6
Net loan (charge-offs)/recoveries	210	(204)	-202.9
Allowance for credit losses (acquired portfolio) (6)	7,267	6,727	8.0

Total allowance for credit losses	$158,059	$142,012	11.3

Allowance for credit losses / total loans and leases	1.06%	1.16%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.20%	1.23%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	182.75%	190.64%
Net loan charge-offs (annualized) / total average loans and leases	0.28%	0.21%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and leases (5)	0.34%	0.24%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$59,850	$46,683	28.2
Loans 90+ days past due	9,113	6,864	32.8
Non-accrual loans	62,083	48,934	26.9
Total past due and non-accrual loans	$131,046	$102,481	27.9

Total past due and non-accrual loans / total originated loans	1.04%	0.93%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$24,210	$15,034	61.0
Loans 90+ days past due	40,524	29,878	35.6
Non-accrual loans	3,396	963	n/m
Total past due and non-accrual loans	$68,130	$45,875	48.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		4Q16			3Q16
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$93,481	$87	0.37%	$140,713	$143	0.40%
Taxable investment securities (8)	3,975,670	18,952	1.91%	3,919,203	18,432	1.88%
Non-taxable investment securities (2)	388,265	4,000	4.12%	321,360	3,456	4.30%
Residential mortgage loans held for sale	21,639	222	4.10%	22,476	235	4.19%
Loans and leases (2) (9)	14,821,237	157,006	4.22%	14,641,729	155,739	4.23%
Total Interest Earning Assets (2)	19,300,292	180,267	3.72%	19,045,481	178,005	3.72%
Cash and due from banks	281,314			287,208
Allowance for loan losses	(158,542)			(158,901)
Premises and equipment	234,783			229,133
Other assets	1,952,788			1,983,235
Total Assets	$21,610,635			$21,386,156

Liabilities
Deposits:
Interest-bearing demand	$6,972,890	4,429	0.25%	$6,772,963	4,094	0.24%
Savings	2,310,901	434	0.07%	2,289,836	449	0.08%
Certificates and other time	2,560,660	5,989	0.93%	2,588,035	5,934	0.91%
Short-term borrowings	2,316,169	3,656	0.63%	2,303,389	3,607	0.62%
Long-term borrowings	544,236	3,377	2.47%	616,141	3,520	2.27%
Total Interest Bearing Liabilities	14,704,856	17,885	0.48%	14,570,364	17,604	0.48%
Non-interest bearing demand deposits	4,123,539			4,021,023
Other liabilities	207,472			232,076
Total Liabilities	19,035,867			18,823,463
Stockholders' equity	2,573,768			2,562,693
Total Liabilities and Stockholders' Equity	$21,609,635			$21,386,156

Net Interest Earning Assets	$4,595,436			$4,475,117

Net Interest Income (FTE) (2)		162,382			160,401
Tax Equivalent Adjustment		(3,099)			(2,895)
Net Interest Income		$159,283			$157,506

Net Interest Spread			3.24%			3.24%
Net Interest Margin (2)			3.35%			3.36%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

		4Q15
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$53,777	$27	0.20%
Taxable investment securities (8)	2,916,736	14,891	2.04%
Non-taxable investment securities (2)	238,888	2,830	4.74%
Residential mortgage loans held for sale	9,182	125	5.47%
Loans and leases (2) (9)	12,014,285	125,005	4.14%
Total Interest Earning Assets (2)	15,232,868	142,878	3.73%
Cash and due from banks	239,159
Allowance for loan losses	(139,571)
Premises and equipment	161,338
Other assets	1,582,491
Total Assets	$17,076,285

Liabilities
Deposits:
Interest-bearing demand	$5,486,974	2,480	0.18%
Savings	1,764,600	224	0.05%
Certificates and other time	2,510,203	5,470	0.86%
Short-term borrowings	1,382,073	1,726	0.50%
Long-term borrowings	640,573	3,548	2.20%
Total Interest Bearing Liabilities	11,784,423	13,448	0.45%
Non-interest bearing demand deposits	3,025,773
Other liabilities	166,498
Total Liabilities	14,976,694
Stockholders' equity	2,099,591
Total Liabilities and Stockholders' Equity	$17,076,285

Net Interest Earning Assets	$3,448,445

Net Interest Income (FTE) (2)		129,430
Tax Equivalent Adjustment		(2,097)
Net Interest Income		$127,333

Net Interest Spread			3.28%
Net Interest Margin (2)			3.38%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year Ended December 31,
		2016			2015
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$116,769	$444	0.38%	$70,116	$117	0.17%
Taxable investment securities (8)	3,720,800	71,853	1.93%	2,864,795	58,148	2.03%
Non-taxable investment securities (2)	319,836	13,815	4.32%	204,076	9,853	4.83%
Residential mortgage loans held for sale	16,525	726	4.39%	7,773	382	4.91%
Loans and leases (2) (9)	14,265,032	603,373	4.23%	11,650,742	485,930	4.17%
Total Interest Earning Assets (2)	18,438,962	690,211	3.74%	14,797,502	554,430	3.75%
Cash and due from banks	275,432			206,566
Allowance for loan losses	(152,751)			(133,508)
Premises and equipment	219,192			165,253
Other assets	1,896,882			1,570,334
Total Assets	$20,677,717			$16,606,147

Liabilities
Deposits:
Interest-bearing demand	$6,652,953	16,029	0.24%	$5,040,102	8,562	0.17%
Savings	2,237,020	1,712	0.08%	1,714,587	787	0.05%
Certificates and other time	2,600,340	23,498	0.90%	2,565,937	21,858	0.85%
Short-term borrowings	1,975,742	12,183	0.62%	1,664,143	7,075	0.43%
Long-term borrowings	616,283	14,029	2.28%	566,914	10,291	1.82%
Total Interest Bearing Liabilities	14,082,338	67,451	0.48%	11,551,683	48,573	0.42%
Non-interest bearing demand deposits	3,884,941			2,832,982
Other liabilities	210,462			149,312
Total Liabilities	18,177,741			14,533,977
Stockholders' equity	2,499,976			2,072,170
Total Liabilities and Stockholders' Equity	$20,677,717			$16,606,147

Net Interest Earning Assets	$4,356,624			$3,245,819

Net Interest Income (FTE) (2)		622,760			505,857
Tax Equivalent Adjustment		(11,248)			(7,635)
Net Interest Income		$611,512			$498,222

Net Interest Spread			3.26%			3.33%
Net Interest Margin (2)			3.38%			3.42%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	4Q16	3Q16	4Q15
Return on average tangible equity:
Net income (annualized)	$204,050	$207,540	$155,211
Amortization of intangibles, net of tax (annualized)	5,857	10,970	6,965
Tangible net income (annualized)	209,907	218,510	162,176

Average total stockholders' equity	2,573,768	2,562,693	2,099,591
Less: Average intangibles	(1,089,216)	(1,093,378)	(870,842)
Average tangible stockholders' equity	1,484,552	1,469,315	1,228,749

Return on average tangible equity (non-GAAP)	14.14%	14.87%	13.20%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$196,049	$199,543	$147,235
Amortization of intangibles, net of tax (annualized)	5,857	10,970	6,965
Tangible net income available to common stockholders (annualized)	201,906	210,513	154,200

Average total stockholders' equity	2,573,768	2,562,693	2,099,591
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(1,089,216)	(1,093,378)	(870,842)
Average tangible common equity	1,377,670	1,362,433	1,121,867

Return on average tangible common equity (non-GAAP)	14.66%	15.45%	13.74%

Return on average tangible assets:
Net income (annualized)	$204,050	$207,540	$155,211
Amortization of intangibles, net of tax (annualized)	5,857	10,970	6,965
Tangible net income (annualized)	209,907	218,510	162,176

Average total assets	21,609,635	21,386,156	17,076,285
Less: Average intangibles	(1,089,216)	(1,093,378)	(870,842)
Average tangible assets	20,520,419	20,292,778	16,205,443

Return on average tangible assets (non-GAAP)	1.02%	1.08%	1.00%

Tangible book value per common share:
Total stockholders' equity	$2,571,617	$2,570,580	$2,096,182
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,085,935)	(1,091,876)	(869,809)
Tangible common equity	1,378,800	1,371,822	1,119,491

Ending common shares outstanding	211,059,547	210,224,194	175,441,670

Tangible book value per common share (non-GAAP)	$6.53	$6.53	$6.38

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,
	2016	2015
Return on average tangible equity:
Net income (annualized)	$170,891	$159,649
Amortization of intangibles, net of tax (annualized)	8,943	6,861
Tangible net income (annualized)	179,834	166,511

Average total stockholders' equity	2,499,976	2,072,170
Less: Average intangibles	(1,059,856)	(869,347)
Average tangible stockholders' equity	1,440,120	1,202,823

Return on average tangible equity (non-GAAP)	12.49%	13.84%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$162,850	$151,608
Amortization of intangibles, net of tax (annualized)	8,943	6,861
Tangible net income available to common stockholders (annualized)	171,793	158,469

Average total stockholders' equity	2,499,976	2,072,170
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(1,059,856)	(869,347)
Average tangible common equity	1,333,238	1,095,941

Return on average tangible common equity (non-GAAP)	12.89%	14.46%

Return on average tangible assets:
Net income (annualized)	$170,891	$159,649
Amortization of intangibles, net of tax (annualized)	8,943	6,861
Tangible net income (annualized)	179,834	166,511

Average total assets	20,677,717	16,606,147
Less: Average intangibles	(1,059,856)	(869,347)
Average tangible assets	19,617,861	15,736,800

Return on average tangible assets (non-GAAP)	0.92%	1.06%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	4Q16	3Q16	4Q15
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,571,617	$2,570,580	$2,096,182
Less: intangibles	(1,085,935)	(1,091,876)	(869,809)
Tangible equity	1,485,682	1,478,704	1,226,373

Total assets	21,844,817	21,583,914	17,557,662
Less: intangibles	(1,085,935)	(1,091,876)	(869,809)
Tangible assets	20,758,882	20,492,038	16,687,853

Tangible equity / tangible assets (period end) (non-GAAP)	7.16%	7.22%	7.35%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,571,617	$2,570,580	$2,096,182
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,085,935)	(1,091,876)	(869,809)
Tangible common equity	1,378,800	1,371,822	1,119,491

Total assets	21,844,817	21,583,914	17,557,662
Less: intangibles	(1,085,935)	(1,091,876)	(869,809)
Tangible assets	20,758,882	20,492,038	16,687,853

Tangible common equity / tangible assets (period end) (non-GAAP)	6.64%	6.69%	6.71%

KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$123,806	$121,050	$101,246
Less: amortization of intangibles	(1,602)	(3,571)	(2,157)
Less: OREO expense	(2,401)	(1,172)	(849)
Less: merger costs	(1,649)	(299)	(1,350)
Less: impairment charge on other assets	0	0	0
Adjusted non-interest expense	118,154	116,008	96,889

Net interest income	159,283	157,506	127,333
Taxable equivalent adjustment	3,099	2,895	2,097
Non-interest income	51,066	53,240	43,117
Less: net securities gains	(116)	(299)	(503)
Less: gain on redemption of trust preferred securities	0	0	0
Adjusted net interest income (FTE) + non-interest income	213,332	213,342	172,045

Efficiency ratio (FTE) (non-GAAP)	55.38%	54.38%	56.32%

Core Net Interest Margin:
Net interest margin (FTE) (non-GAAP) (2)	3.35%	3.36%	3.38%
Accretable yield adjustment	-0.03%	-0.04%	-0.03%
Core net interest margin (FTE) (non-GAAP) (2)	3.32%	3.32%	3.35%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,
	2016	2015
KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$511,133	$390,549
Less: amortization of intangibles	(11,210)	(8,305)
Less: OREO expense	(5,154)	(4,637)
Less: merger costs	(37,439)	(3,033)
Less: impairment charge on other assets	(2,585)	0
Adjusted non-interest expense	454,745	374,574

Net interest income	611,512	498,222
Taxable equivalent adjustment	11,248	7,636
Non-interest income	201,761	162,410
Less: net securities gains	(712)	(822)
Less: gain on redemption of trust preferred securities	(2,422)	0
Adjusted net interest income (FTE) + non-interest income	821,387	667,447

Efficiency ratio (FTE) (non-GAAP)	55.36%	56.12%

Core Net Interest Margin:
Net interest margin (FTE) (non-GAAP) (2)	3.38%	3.42%
Accretable yield adjustment	-0.04%	-0.03%
Core net interest margin (FTE) (non-GAAP) (2)	3.34%	3.39%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)

The net interest margin, core net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(3)	Does not include loans acquired at fair value ("acquired portfolio").
(4)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(5)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(6)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(7)	Represents contractual balances.
(8)	The average balances and yields earned on taxable investment securities are based on historical cost.
(9)

Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com